 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2018
____________________

NOVUME SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-55833	81-5266334
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14420 Albemarle Point Place, Suite 200, Chantilly, VA, 20151
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (703) 953-3838

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

              Effective October 11, 2018, Harry Rhulen, President of Novume Solutions, Inc. (the “Company”), changed position from President of the Company to Executive Vice-President of Firestorm Solutions, Inc. (“Firestorm”), a Novume subsidiary, to concentrate on matters related to Firestorm, the company that he co-founded.

Item 8.01 Other Events.

On October 9, 2018, the Company entered into a Management Services Agreement (the “MSA”) with OpenALPR Technology, Inc. (“OpenALPR”) whereby the Company will provide services to support the continued growth of OpenALPR’s platform. These services include sales, call center and customer support, engineering, marketing and website services along with business strategy, contract and other back office functions. The MSA provides for the Company to receive compensation on a time and materials basis for most services and a commission basis for sales of OpenALPR products.

The foregoing description of the terms of the MSA is not complete and is qualified in its entirety by reference to the full text of the Agreement which will be filed as an exhibit to the Company’s next periodic filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novume Solutions, Inc.
(Registrant)

Date: October 12, 2018	/s/ Robert A. Berman
Name: Robert A. Berman Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Novume Solutions, Inc. on October 11, 2018 (1)
99.2	Management Services Agreement dated October 9, 2018 (2)

(1)
Filed herewith
(2)
To be filed with next periodic report

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